Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference in the Registration
Statement of Astrata Group Incorporated (the "Company") on Form S-8 (File No. 333-126339) of our report dated June 6, 2005 (except for Note 16 to the Company's fiscal 2005 consolidated financial statements, as to which the date is August 3, 2005; and the "Liquidity and Going Concern Considerations" section of Note 1 to such financial statements, as to which the date is September 12,
2005) appearing in the Annual Report on Form 10-KSB/A of the Company for the year ended February 28, 2005.


/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, California
July 13, 2006